UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 -                                Regulation FD Disclosure

On December 8, 2008, the Company issued a news release to announce that it had terminated substantially all of its existing oil and gas derivative contracts for cash proceeds of $99.3 million.  A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company is hereby updating its financial guidance disclosures to report that the Company will realize a gain during the fourth quarter of 2008 equal to the amount of cash proceeds from the termination of these derivative contracts.  Since this gain will be included in taxable income for 2008, the Company is also revising its estimated effective income tax rates for the fourth quarter of 2008, as follows:

	Fourth Quarter 2008
	Original	Revised
Estimated effective income tax rate:	Estimate	Estimate
Current	1%	15%
Deferred	35%	21%
Total	36%	36%

Item 9.01 -                                Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit
Number	Description

99.1	News release dated December 8, 2008 reporting termination of derivative contracts for cash proceeds of $99 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	December 9, 2008	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	December 9, 2008	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer